UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014 (August 12, 2014)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 12, 2014, Avago Technologies Limited (“Avago”) on behalf of itself, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Parent”) and Pluto Merger Sub, Inc. (the “Purchaser”), issued a press release announcing the expiration and results of the previously announced tender offer (the “Offer”) by the Purchaser to purchase all of the outstanding shares of common stock of PLX Technology, Inc. (“PLX”), the acceptance by the Purchaser of such shares tendered in the Offer (the “Shares”), and, following such acceptance, the expected completion of the merger of the Purchaser with and into PLX, with PLX as the surviving corporation (the “Merger”). Such press release was filed as Exhibit (a)(5)(ii) to Amendment No. 3 to the Tender Offer Statement on Schedule TO filed by Avago, Parent and the Purchaser on August 12, 2014 and is incorporated herein by reference.

On August 12, 2014, following the acceptance of, and payment for, the tendered Shares, the Merger was completed and PLX became a wholly-owned subsidiary of Parent. The aggregate consideration for the Offer and the Merger was approximately $309.8 million, which was funded by cash available on Avago’s balance sheet.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release issued by Avago Technologies Limited, on behalf of itself, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Pluto Merger Sub, Inc., dated August 12, 2014 (incorporated by reference to Exhibit (a)(5)(ii) to Amendment No. 3 to the Tender Offer Statement on Schedule TO, filed by Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Pluto Merger Sub, Inc. on August 12, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2014	Avago Technologies Limited

	By:	/s/ Anthony E. Maslowski
	Name:	Anthony E. Maslowski
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release issued by Avago Technologies Limited, on behalf of itself, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Pluto Merger Sub, Inc., dated August 12, 2014 (incorporated by reference to Exhibit (a)(5)(ii) to Amendment No. 3 to the Tender Offer Statement on Schedule TO, filed by Avago Technologies Limited, Avago Technologies Wireless (U.S.A.) Manufacturing Inc. and Pluto Merger Sub, Inc. on August 12, 2014).